UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2010

PDI, INC. (Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-24249 (Commission File Number)	22-2919486 (I.R.S. Employer Identification Number)

Morris Corporate Center 1, Building A 300 Interpace Parkway, Parsippany, NJ 07054 (Address of Principal Executive Offices and Zip Code)

(862) 207-7800 (Registrant’s Telephone Number, Including Area Code)

___________________________________________________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05  Costs Associated with Exit or Disposal Activities.

On July 19, 2010, PDI, Inc. (the “Company”) determined that it would exit the marketing research business currently conducted by its business unit, TVG Marketing Research & Consulting (“TVG”). The Company’s strategy is to focus on outsourced promotional services targeted to healthcare providers. These services are provided today by field-based sales teams through its Sales Services business unit, which focuses primarily on product detailing and an expanding number of non field-based services through its Marketing Services business unit.  The Company’s decision to exit TVG’s business, which has generated consistently declining revenues over the past few years and in management’s view, has a shrinking market, is consistent with this strategy.

The Company expects to complete its exit from the TVG business by the end of its third fiscal quarter on September 30, 2010.  The Company estimates that the costs associated with the exit of the TVG business will be approximately $2,300,000.  Included in these costs are severance costs of approximately $900,000; lease termination costs of approximately $600,000; write off of leasehold improvements of approximately $500,000; and approximately $300,000 in additional costs associated with the exit activities. Substantially all exit costs other than those associated with the write off of leasehold improvements are expected to be incurred as cash expenditures. The operations and related exit costs of TVG will be shown as discontinued operations in the third quarter of 2010.

Concurrent with exiting the business, the Company is working with a limited group of TVG management to provide market research services under the TVG name on an independent basis.  The Company estimates that there would be no change in the financial impact to the Company or timing of its exit of the TVG business if this action is successful.

The press release relating to the planned exit of the TVG business is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) severance, lease and related costs being different from estimated amounts; and (2) a change in the timing of or the Company’s plans for exiting TVG’s business. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.                                Description
99.1                                Press release, dated July 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.
Date: July 20, 2010	By: /s/ Jeffrey Smith Name: Jeffrey Smith Title: Chief Financial Officer

Exhibit Index

Exhibit No.                                Description
99.1                                Press release, dated July 20, 2010.